                                                                   Exhibit 10.26


                                  QUOTA SHARE
                             REINSURANCE AGREEMENT

                  (HEREINAFTER REFERRED TO AS THE "AGREEMENT")

                                    BETWEEN

                      TOWER INSURANCE COMPANY OF NEW YORK
                               NEW YORK, NEW YORK

                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                      AND

                  THE REINSURERS SUBSCRIBING THEIR RESPECTIVE
              INTERESTS AND LIABILITIES AGREEMENTS ATTACHED HERETO

                 (HEREINAFTER REFERRED TO AS THE "REINSURERS")

                                   ARTICLE 1

BUSINESS COVERED

This Agreement shall indemnify the Company in respect of the net excess liability as herein provided and specified which may accrue to the Company as a result of Ultimate Net Loss and Loss Adjustment Expenses subject to this Agreement, under policies written by the Company and classified as Property or Liability, following the Company's original policies, including: Fire and Allied Lines, Commercial Multiple Peril, Homeowners Multiple Peril and Liability, Workers' Compensation, Inland Marine and Automobile Liability and Physical Damage, all subject to the terms, conditions and exclusions of this Agreement.

                                   ARTICLE 2

FOLLOW THE FORTUNES

The Reinsurers' liability shall attach simultaneously with that of the Company and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers and to the same modifications, alterations, and cancellations as the respective insurances (or reinsurances) of the Company, the true intent of this Agreement being that the Reinsurers shall, in every case to which this Agreement applies, follow the fortunes of the Company.

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                                   ARTICLE 3

TERM

A. This Agreement shall take effect 12:01 a.m., Standard Time, January 1, 2003 and shall apply to all losses occurring on or after 12:01 a.m., Standard Time, January 1, 2003 in respect of all new and renewal Business written on and after 12:01 a.m., Standard Time, January 1, 2003 and subsequent during the Term. This Agreement may be terminated at any annual anniversary by either party giving notice to the other party with 90 (ninety) days prior written notice, via certified mail; however, if the Company's policyholders surplus falls below $8,000,000 (eight million dollars), then the Reinsurers shall have the right to terminate this Agreement upon 10 (ten) days prior written notice.

         At the time of termination, the Reinsurers shall be liable for the in force Business Covered until the earlier of the expiration or the anniversary date of the Company's policies, but not to exceed 12 (twelve) months plus odd time. In the event that any policy is required by statute or regulation or order to be continued in force, the Reinsurers will continue to remain liable with respect to each such policy until the Company may legally cancel, non-renew or otherwise eliminate liability under the policy.

B. The Company and the Reinsurers may agree to terminate this Agreement or some portion of the Business Covered on a cut-off basis. Upon such termination, the Reinsurers shall incur no liability for losses occurring subsequent to the effective date of termination and the Reinsurers shall return to the Company their respective unearned premium reserve less previously paid Ceding Commissions on such unearned premium reserve.

                                   ARTICLE 4

TERRITORY

In respect of primary business written by the Company, this Agreement shall apply to New York, New Jersey, Pennsylvania and Connecticut and incidental business in other states.

                                   ARTICLE 5

EXCLUSIONS

This Agreement shall not apply to and specifically excludes:

A. Nuclear Incident, in accordance with the following clauses attached hereto:

         1. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A. - NMA 1119;

         2. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. - NMA 1590;


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B.       War Risks, in accordance with the War Risks Exclusion Clause attached hereto;

C. Insolvency, in accordance with the Insolvency Funds Exclusion Clause attached hereto;

D. Liability assumed by the Company as a member of any pool, association or syndicate, in accordance with the Pools, Associations and Syndicates Exclusion Clause attached hereto;

E.       Earthquake, when written as such;

F. Liability arising out of ownership, maintenance or use of any aircraft or flight operations;

G. Professional Liability, when written as such, however not to exclude when written as part of a package policy or when written in conjunction with other policies issued by the Company;

H.       Insolvency and Financial Guarantee.

I. Any acquisitions of companies or books of business outside of the normal course of business ("agent rollovers") without the prior written consent of the Reinsurers hereon.

                                   ARTICLE 6

COVERAGE, RETENTION, PER RISK-PER LOSS OCCURRENCE LIMITS AND AGGREGATE LIMIT

A. Coverage - The Reinsurers shall indemnify the Company for 80% (eighty percent) of the net retained liability of all Ultimate Net Loss and Loss Adjustment Expenses billed by Towers Claim Service for the Term of this Agreement, subject to the Retention, Per Risk - Per Loss Occurrence Limits and the Aggregate Limit hereon. The Reinsurers shall only be obligated to indemnify the Company for underlying policies where the Reinsurers have been paid respective premiums for such underlying policies by the Company.

         Notwithstanding the above, the Reinsurers shall only indemnify the Company for 80% (eighty percent) Ultimate Net Loss in respect of the layer 17.0% (seventeen point zero percent) excess 70.5% (seventy point five percent) Ultimate Net Loss Ratio in the event the Inuring Aggregate Stop Loss reinsurance is uncollectible or is not purchased.

B. Retention - The Company shall retain net and unreinsured 20% (twenty percent) of all Ultimate Net Loss in respect of the first 92.0% (ninety two point zero percent) of Ultimate Net Loss Ratio and 100% (one hundred percent) of Ultimate Net Loss in excess of the first 92.0% (ninety two point zero percent) of Ultimate Net Loss Ratio.


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C.       Per Risk - Per Loss Occurrence Limits - In no event shall the
         Reinsurers' limit of liability exceed their pro rata share of $500,000 (five hundred thousand dollars) per risk, per Loss Occurrence in respect of property business and $500,000 (five hundred thousand dollars) per Loss Occurrence for liability business. In addition, in no event shall the Reinsurers' aggregate limit of liability exceed 10% (ten percent) of Reinsurance Premium earned per Loss Occurrence in respect of ceded property catastrophe Ultimate Net Loss and Loss Adjustment Expenses in respect of an Agreement Year. Furthermore, in no event shall the Reinsurers' aggregate limit of liability exceed 10% (ten percent) of Reinsurance Premium in respect of the combined amounts of property catastrophe Ultimate Net Loss and Ultimate Net Loss liability emanating from Terrorist Acts.

D. Aggregate Limit - The Reinsurers' maximum overall aggregate Ultimate Net Loss and Loss Adjustment Expense liability under this Agreement shall be 92.0% (ninety two point zero percent) of ultimate Reinsurance Premium earned by the Reinsurers if the Inuring Aggregate Stop Loss reinsurance is not purchased or is purchased and is uncollectible. If the Inuring Aggregate Stop Loss reinsurance is purchased and is collectible, then the Reinsurers' maximum overall aggregate Ultimate Net Loss and Loss Adjustment Expense liability under this Agreement shall be 75.0% (seventy five point zero percent) of ultimate Reinsurance Premium earned by the Reinsurers.

                                   ARTICLE 7

DEFINITIONS

A. "Agreement Year" shall mean each separate period from January 1 through December 31 that this Agreement is in force.

B. "Declaratory Judgment Expenses" as used in this Agreement shall mean legal expenses paid by the Company in the investigation, analysis, evaluation or litigation of a coverage action between the Company and any other party to determine if there is coverage under a policy or policies issued by the Company for a specific claim or specific claims reinsured under this Agreement or which would be reinsured under this Agreement had the Company not been successful in the coverage action.

         Recoveries from any form of insurance or reinsurance that protects the Company against claims which are the subject matter of this clause will inure to the benefit of the Reinsurers and shall be deducted to arrive at the amount of the Company's Ultimate Net Loss.

C. "Inuring Aggregate Stop Loss" as used in this Agreement shall mean the Aggregate Stop Loss Reinsurance Agreement, effective January 1, 2003, between Tower Insurance Company of New York and PXRE Reinsurance (Barbados) Ltd.

D. "Loss Adjustment Expenses" as used in this Agreement shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest and c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including pro rata Declaratory Judgment Expenses.


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         Loss Adjustment Expenses shall include in-house adjusters, defense attorneys, and other claims personnel of Tower Claims Services (TCS) who bill the Company for their services on an hourly basis.

E.       "Loss Occurrence" shall have the following meanings:

         1. As respects property losses, "Loss Occurrence" shall mean shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 (one hundred sixty eight) consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

                  a. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 (seventy two) consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

                  b. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 (seventy two) consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 (seventy two) consecutive hours may be extended in respect of individual losses which occur beyond such 72 (seventy two) consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

                  c. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 (one hundred sixty eight) consecutive hours may be included in the Company's "Loss Occurrence".

                  d. As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence".


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                  For all "Loss Occurrences" the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 (one hundred sixty eight) consecutive hours shall apply with respect to one event except for those "Loss Occurrences" referred to in sub-paragraphs 1 and 2 of this Article where only one such period of 72 (seventy two) consecutive hours shall apply with respect to one event.

                  No individual losses occasioned by an event that would be covered by 72 (seventy two) hours clauses may be included in any "Loss Occurrence" claimed under the 168 (one hundred sixty eight) hours provision.

         2. As respects casualty losses, "Loss Occurrence" shall mean any one accident, disaster, casualty or happening, or series of accidents, disasters, casualties or happenings arising out of or following on one event, regardless of the number of interests insured or the number of policies responding.

                  Except where specifically provided otherwise in this Agreement, each Loss Occurrence shall be deemed to take place as of the earliest date of loss as determined by any original policy responding to the Loss Occurrence.

         3. As respects liability losses (bodily injury and property damage) other than Automobile and Products, and at the option of the Company, "Loss Occurrence" shall mean the sum of all damages sustained by each insured during a period of twelve consecutive months arising out of a continuous or repeated injurious exposure to substantially the same general conditions. For purposes of this definition, the date of loss shall be deemed to be the inception or renewal date of the original policy of insurance to which payment is charged.

                  As respects occupational disease and cumulative trauma:

                  A. In case the Company shall, within one original policy year, sustain several losses arising out of such and occupational or other disease or cumulative trauma of a specific kind or class, suffered by several employees of one original insured, all such losses shall be deemed to arise out of one `occurrence' and the date of the occurrence for reinsurance purposes shall be deemed to be the inception, anniversary or renewal date of the Company's original policy.

                  B. With respect to an occupational disease or other disease suffered by more than one employee of one or more employers, such occupational disease or other disease shall be covered under this Agreement if resulting from a sudden and accidental event not exceeding 48 (forty eight) hours in duration. For purposes of this Agreement, a 48 (forty eight) hour event will be deemed as one Loss Occurrence. All such losses subsequently arising out of such event and not otherwise classified except as occupational disease or other disease shall be considered as one Loss Occurrence or may be combined with losses classified as other than occupational disease or other disease which arise out of the same event, and the combination of such losses shall be considered as one Loss Occurrence within the meaning hereof.


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F.       "Net Earned Premium" shall mean the net earned premium of the Company's
         Business Covered plus the unearned premium reserve at the inception of this Agreement less the unearned premium reserve at the expiration of this Agreement.

G. "Net Written Premium" shall mean gross premium of the Company's Business Covered less cancellations and returns and less premium paid for specific excess of loss reinsurance above $500,000 (five hundred thousand dollars) and facultative reinsurances, if any.

H. "Terrorist Acts" shall mean any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

         (i)      involves violence against one or more persons; or

         (ii)     involves damage to property; or

         (iii) endangers life other than that of the person committing the action; or

         (iv) creates a risk to health or safety of the public or a section of the public; or

         (v) is designed to interfere with or to disrupt an electronic system.

         Loss, damage, cost or expense arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism shall be considered part of terrorism Ultimate Net Loss.

I. "Ultimate Net Loss" shall mean, subject to all limitations in this Agreement including the Per Risk - Per Loss Occurrence Limits in
         Article 6, Section C, actual loss or losses, including Loss Adjustment Expenses, arising out of Business Covered hereunder sustained by the Company in respect of losses occurring during the Term, including 100% (one hundred percent) of Extra Contractual Obligations and 100% (one hundred percent) of Excess Policy Limits, after making deductions for all recoveries and salvages and inuring specific and facultative reinsurance, whether collectible or not. The Reinsurers shall not be liable for more than $500,000 (five hundred thousand dollars) additional subject Ultimate Net Loss for any one risk, one Loss Occurrence in respect of Excess of Policy Limits/Extra Contractual Obligations liability.


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J.       "Ultimate Net Loss Ratio" shall mean" shall mean the ratio of Ultimate
         Net Losses incurred divided by Net Earned Premium as of the date of calculation.

                                   ARTICLE 8

NET RETAINED LINES

This Agreement applies only to that portion of Business Covered which the Company retains net for its own account, and in calculating the amount of any Ultimate Net Loss hereunder and also in computing the amounts in Article 6 to which this Agreement applies, only Ultimate Net Loss in respect of that portion of Business Covered which the Company retains net for its own account shall be included. The Company warrants that it will have a maximum net retained line of $500,000 (five hundred thousand dollars) for any one risk.

The amount of the Reinsurers' liability hereunder in respect of any Ultimate Net Loss shall not be increased by reason of the inability of the Company to collect from any other reinsurer, whether specific or general, any amounts which may have become due from such reinsurer, whether such inability arises from the insolvency of such reinsurer or otherwise.

Notwithstanding the above, the Reinsurers' liability hereunder in respect of any Ultimate Net Loss shall be increased by the inability of the Company to collect from the Inuring Aggregate Stop Loss reinsurance provided to the Company.

                                   ARTICLE 9

REINSURANCE PREMIUM AND REINSURERS' MARGIN

A. Reinsurance Premium - The Company shall pay to the Reinsurers 80% (eighty percent) of the Net Written Premium for the Term of this Agreement (the "Reinsurance Premium") less all reinsurance premiums paid in respect of the Inuring Aggregate Stop Loss reinsurance. The Company shall determine Net Written Premium on a monthly basis, and payments shall be made in accordance with Article 13, Accounts, Remittances and Settlements.

         The Company shall have the option, subject to the Reinsurers' consent, to terminate this Agreement on a cut-off basis. If the Company elects, and the Reinsurers consent, to terminate this Agreement on a cut-off basis, in accordance with Article 3, Term, then the Reinsurers shall return to the Company the respective unearned premium less previously paid Ceding Commissions on such unearned premium.

         The maximum overall Net Written Premium for this Agreement shall be $143,000,000 (one hundred forty three million dollars). The maximum overall ceded Net Written Premium shall be $114,400,000 (one hundred fourteen million, four hundred thousand dollars).


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B.       Reinsurers' Margin - Reinsurers' Margin shall equal 8.065% (eight point zero six five percent) of ultimate Reinsurance Premium. Notwithstanding the above, the Reinsurers' Margin shall be subject to a minimum of $7,871,000 (seven million, eight hundred seventy one thousand dollars).

         Reinsurers' Margin shall be determined quarterly at the time Reinsurance Premium is reported.

                                   ARTICLE 10

CEDING COMMISSION

The Reinsurers shall allow the Company a provisional and maximum Ceding Commission equal to 34.20% (thirty four point two zero percent) of the Reinsurance Premium hereon. Ceding Commission shall be due and payable as Reinsurance Premiums are settled quarterly and as the Ultimate Net Loss Ratio is re-determined quarterly.

Ceding Commission shall be calculated each quarter and based upon the Ultimate Net Loss Ratio re-determined each quarter, in accordance with the following table:

                                   Ceding Commission Rate                  Ultimate Net Loss Ratio
                                   ----------------------                  -----------------------
         Maximum & Provisional            34.20%                              50% or Lower
                                                              .8 for 1
                                          30.20%                              55%
                                                              .9 for 1
         Minimum                          20.70%                              65.556% or Higher

         If the Ultimate Net Loss Ratio exceeds 50% (fifty percent), the Ceding Commission shall be reduced .8% (point eight percent) and any portion thereof for each 1% (one percent) and any portion thereof that the Ultimate Net Loss Ratio exceeds 50% (fifty percent), up to a Ceding Commission of 30.20% (thirty point two zero percent) at a 55% (fifty five percent) Ultimate Net Loss Ratio. If the Ultimate Net Loss Ratio exceeds 55% (fifty five percent), the Ceding Commission shall be reduced .9% (point nine percent) and any portion thereof for each 1% (one percent) and any portion thereof that the Ultimate Net Loss Ratio exceeds 55% (fifty five percent), subject to a minimum Ceding Commission of 20.70% (twenty point seven zero percent) at a 65.556% (sixty five point five five six percent) or higher Ultimate Net Loss Ratio. Adjustments to Ceding Commission shall be paid at the respective quarterly Ultimate Net Loss settlement.

The Reinsurers shall remain liable for payment of Ceding Commission whether or not the Profit Account becomes depleted.

Notwithstanding the foregoing, on April 1, 2004, the Company shall report the Reinsurance Premiums written hereunder to the Reinsurers and if such Reinsurance Premiums are less than $97,600,000 (ninety seven million, six hundred thousand dollars), then the Ceding Commission shall be reduced by 8.3% (eight point three percent) of the deficit between $97,600,000 (ninety seven million, six hundred thousand dollars) and the Reinsurance Premiums actually paid.


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                                   ARTICLE 11

PROFIT ACCOUNT

For purposes of this Agreement, the Reinsurers shall allow the Company to establish and maintain a cumulative Profit Account comprised of the following:

A. The Profit Account at December 31, 2002 shall be equal to $0 (zero dollars);

B. The Profit Account at each subsequent month end shall be comprised of the following cumulative amounts:

         1.       The Profit Account at the end of the prior month; plus

         2. 91.7% (ninety one point seven percent) of the first $97,600,000 (ninety seven million, six hundred thousand dollars) of Reinsurance Premium paid by the Company and 100% (one hundred percent) of any Reinsurance Premium paid to the Company in excess of $97,600,000 (ninety seven million, six hundred thousand dollars); less

         3.       Ceding Commission, when paid by the Reinsurers; less

         4.       Reinsurers' Margin; less

         5. $1,500,000 (one million, five hundred thousand dollars) to be deducted at January 1, 2003; less

         6. Ceded Ultimate Net Losses paid by the Reinsurers for the respective month; plus

         7.       Interest Credit.

There shall be no deduction from the Profit Account for reinsurance premiums paid by the Company in respect of the Inuring Aggregate Stop Loss reinsurance.

The Company shall determine and report the balance and activity of the Profit Account monthly within 75 (seventy five) days of the month end.

                                   ARTICLE 12

INTEREST CREDIT

The Profit Account shall be credited monthly, as of the end of the respective month, by the Reinsurers with an Interest Credit rate of .2466% (point two four six six percent) multiplied by the average monthly balance of the Profit Account for each respective month resulting in an effective annual rate of 3.00% (three point zero zero percent) for the Profit Account.


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

                                   ARTICLE 13

ACCOUNTS, REMITTANCES AND LOSS SETTLEMENTS

A. Within 45 (forty five) days following the end of each month, the Company shall report to the Reinsurers the amount of:

         1. Net Written Premium and ceded Net Written Premium by line of business;

         2. Net Earned Premium and ceded Net Earned Premium by line of business;

         3.       Ceding Commissions paid and unpaid;

         4. Ceded Ultimate Net Loss and Loss Adjustment Expenses paid by line of business;

         5. Ceded Ultimate Net Loss and Loss Adjustment Expenses outstanding by line of business;

         6. Salvage recovered and ceded Salvage recovered by line of business;

         7. Premium amounts calculated in accordance with Article 9, including applicable Reinsurers' Margin;

         8. The balance of the Profit Account as of that month end and activity in the Profit Account during the month.

         Reports shall continue until final settlement of all Ultimate Net Loss hereunder, or upon Commutation in accordance with Article 14.

B. In accordance with Article 9, the Company shall pay to the Reinsurers, or the Reinsurers shall pay to the Company, as applicable, the balance of the monthly account. Such monthly accounts shall equal 80% (eighty percent) of Net Written Premiums collected for new and renewal business for the month less applicable Ceding Commission due for the month, less all reinsurance premiums paid by the Company in respect of the Inuring Aggregate Stop Loss reinsurance, less 80% (eighty five percent) of Ultimate Net Loss and Loss Adjustment Expenses paid for the month less 80% (eighty percent) of Salvage Recovered for the month. Such remittances shall be paid from the debtor party to the creditor party within 60 (sixty) days in arrears from the month end.

C. In the event that the Company becomes liable to pay more than $100,000 (one hundred thousand dollars) for any one loss, then the Company may request a special remittance from the Reinsurers for the Reinsurers' 80% (eighty percent) quota share percent of such loss. The Reinsurers shall have the right to offset any balance due it by the Company in respect of such special remittance. Such special remittance shall be credited to the monthly account such paid loss pertains to.

D. Notwithstanding the above, the Company shall advise the Reinsurers promptly of all Ultimate Net Losses, which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurers. Inadvertent omission or oversight in dispatching such advises shall in no way affect the liability of the Reinsurers. However, the Company shall notify the Reinsurers of such omission or oversight promptly upon its discovery.

E. All Ultimate Net Loss settlements made by the Company on Business Covered, whether under policy terms and conditions or by way of compromise, shall be in the sole discretion of the Company and shall be unconditionally binding on the Reinsurers. Upon satisfactory proof of loss, the Reinsurers shall pay or allow, as applicable, their proportional share of each such settlement in accordance with this Agreement.

                                   ARTICLE 14

COMMUTATION

The Company shall have the option, only with the consent of the Reinsurers, effective at any calendar quarter end on or after the calendar quarter of termination of this Agreement, to commute all ceded Ultimate Net Loss outstanding hereunder. The date that the Company and the Reinsurers mutually elect to commute shall be deemed the commutation date.

Upon Commutation, the Reinsurers shall pay 100% (one hundred percent) of the residual Profit Account to the Company. Upon payment of the Profit Account, the Reinsurers shall be released from all past, current and future liability under this Agreement.

                                   ARTICLE 15

CURRENCY

A. Whenever the word "dollars" or the "$" appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


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

                                   ARTICLE 16

TAXES AND FEDERAL EXCISE TAX

A. Taxes - In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the Premium hereon when making Canadian tax returns or when making tax returns other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.

B. Federal Excise Tax - (Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

         The Reinsurers have agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the Premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such Premium is subject to the Federal Excise Tax.

         In the event of any return of Premium becoming due hereunder, the Reinsurers shall deduct the applicable percentage from the return Premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

                                   ARTICLE 17

RESERVES

A. If a jurisdiction of the United States shall not permit the Company, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for any Reinsurer's share of obligations, the Company shall forward to such Reinsurer a statement of the Reinsurer's share of such obligations. Upon receipt of such statement, the Reinsurer shall promptly apply for and provide the Company with a "clean", unconditional and irrevocable Letter of Credit in the amount specified in the statement submitted, with terms and bank acceptable to the regulatory authority(ies) having jurisdiction over the Company.

B. "Obligations" as used in this Article, shall mean the sum of losses paid and Loss Adjustment Expenses paid by the Company but not yet recovered from the Reinsurers, plus reserves for reported losses, Loss Adjustment Expenses, losses incurred but not reported and premiums unearned, if any.

C. The Reinsurers hereby agree that the Letter of Credit shall provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said Letter or any future expiration date unless 30 (thirty) days prior to any expiration the issuing bank shall notify the Company by registered mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period. An issuing bank, not a "qualified bank" as defined by Regulation 133 promulgated by the Insurance Department of the State of New York, shall provide 60 (sixty) days notice to the Company prior to any expiration.

D. Notwithstanding any other provision of this Agreement, the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company may draw upon such credit, without diminution because of the insolvency of any party hereto, at any time and undertakes to use and apply such credit for one or more of the following purposes only:

         1. to pay the Reinsurers' share or to reimburse the Company for the Reinsurers' share of any obligations, as stipulated in the statement submitted by the Company to the Reinsurers, which is due to the Company and not otherwise paid by the Reinsurers;

         2. in the event the Company has received effective notice of non-renewal of the Letter of Credit and the Reinsurers' liability remains unliquidated and undischarged 30 (thirty) days prior to the expiry date of the Letter of Credit to withdraw the balance of the Letter of Credit and place such sums in an interest bearing trust account to secure the continuing liabilities of the Reinsurers under this Agreement until a renewal Letter of Credit acceptable to the regulatory authority(ies) having jurisdiction over the Company, or a substitute in lieu thereof acceptable to the regulatory authority(ies) having jurisdiction over the Company, has been received by the Company. The Company shall provide to the Reinsurers payment of any interest thereon accruing from such account.

         3. to make refund of any sum which is in excess of the actual amount required for Sections 1 and 2 of this paragraph.

E. At annual intervals or more frequently as determined by the Company, but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurers' share of any obligations. If the statement shows that the Reinsurers' share of obligations exceeds the balance of credit as of the statement date, the Reinsurers shall, within 30 (thirty) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurers' share of obligations is less than the balance of credit as of the statement date, the Company shall, within 30 (thirty) days after receipt of written request from the Reinsurers, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

F. The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorized representatives of the Company. The Company shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.

                                   ARTICLE 18

EXCESS OF POLICY LIMITS

This Agreement shall protect the Company, within the limits hereof, for 100% (one hundred percent) of loss in excess of the limit of its original policies of insurance or Reinsurance Agreements, such loss in excess of the limit having been incurred because of failure by the Company or Tower Risk Management to settle within the policies of insurance or Reinsurance Agreement limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to a fraud by a member of the board of directors or a corporate officer of the Company or Tower Risk Management acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Reinsurance Agreement.

                                   ARTICLE 19

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company for 100% (one hundred percent) of any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of the Company's original policies of insurance or Reinsurance Agreements and which arise from the handling of any claim on Business Covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company or Tower Risk Management to settle within the policies of insurance or Reinsurance Agreement limit, or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss event. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company or Tower Risk Management acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 20

OFFSET

The Company and the Reinsurers shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement or any other agreement between the Company and the Reinsurers. The party asserting the right of offset may exercise such right any time whether the balances due are on account of Reinsurance Premiums, Ceding Commissions, Ultimate Net Losses or otherwise.

                                   ARTICLE 21

ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made by the Company in connection with this Agreement shall not relieve the Reinsurers from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission shall be rectified as soon as possible after discovery by the Company's home office.

                                   ARTICLE 22

ACCESS TO RECORDS

The Company shall place at the disposal of the Reinsurers at all reasonable times, and the Reinsurers shall have the right to inspect through their designated representatives, during the Term of this Agreement and thereafter, all books, records and papers of the Company in connection with any reinsurance hereunder, or the subject matter hereof.

                                   ARTICLE 23

INSOLVENCY

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator, or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the Company shall give written notice to the Reinsurers of the pendency of a claim against the Company indicating the policy insured which claim would involve a possible liability on the part of the Reinsurers with a reasonable time after such claims is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

                                   ARTICLE 24

CONFIDENTIALITY

The parties acknowledge there may be portions of this Agreement, the Reinsurance Agreement submission or the marketing package that may contain confidential, proprietary information of the Company. The Reinsurers shall maintain the confidentiality of such information concerning the Company and its business and shall not disclose it to any third person without prior approval; provided, however, that the Reinsurers may be required and are permitted under this Agreement to disclose such information in answers to interrogatories, subpoenas or other legal/arbitration processes as well as to the Company's Intermediaries, to the Reinsurers' retrocessionaire, and applicable intermediaries, or in response to requests by governmental and regulatory agencies. In addition, the Reinsurers may disclose such information to their accountants and to their outside legal counsel as may be necessary.

                                   ARTICLE 25

ARBITRATION

A. Any dispute or other matter in question between the Company and the Reinsurers arising out of, or relating to, the formation, interpretation, performance or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, shall be settled by arbitration. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

B. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for the purposes of this Article, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

C. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within 60 (sixty) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within 60 (sixty) days of their appointment, each of the arbitrators shall nominate 3 (three) individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen form the remaining two nominations by drawing lots. The arbitrators shall be active or former officers of insurance or reinsurance companies or Lloyd's Underwriters; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

D. The arbitration hearings shall be held in New York, New York or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within 60 (sixty) days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

E. Each party shall pay the fee and expenses of its own arbitrator and one-half of the fee and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

F. Except as provided above, arbitration shall be based, insofar as applicable, upon the procedures of the American Arbitration Association.

                                   ARTICLE 26

SERVICE OF SUIT

(This Article only applies to reinsurers domiciled outside the United States and/or unauthorized in any state, territory or district of the United States having jurisdiction over the Company.)

A. It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers' right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Morgan, Lewis & Bockius LLP, 101 Park Avenue New York, New York 10178, and that in any suit instituted, the Reinsurers shall abide by the final decision of such court or of any Appellate Court in the event of an appeal.

B. The above-named are authorized and directed to accept service of process on behalf of the Reinsurers in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they shall enter a general appearance upon the Reinsurers' behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                   ARTICLE 27

INTERMEDIARY

Tower Risk Management Corporation and Pegasus Advisors - Towers Perrin Reinsurance are hereby recognized as the Intermediaries negotiating this Agreement for all business hereunder and through whom all communications relating hereto (including but not limited to notices, statements and reports) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the Company to the Intermediaries, shall constitute payment to the Reinsurers but payment by the Reinsurers to the Intermediaries shall only constitute payment to the Company to the extend such payments are actually received by the Company.

                       NUCLEAR INCIDENT EXCLUSION CLAUSE
                      PHYSICAL DAMAGE - REINSURANCE - USA

         1. This Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

         2. Without in any way restricting the operation of paragraph (1) of this Clause, this Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         I. Nuclear reactor power plants including all auxiliary property on the site, or

         II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

         III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

         IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

         3.       Without in any way restricting the operations of paragraphs
(1) and (2) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

                  (a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

                  (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

         4.       Without in any way restricting the operations of paragraphs
(1), (2) and (3) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

         5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

         6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

         7.       The Reassured to be sole judge of what constitutes:

                  (a)      substantial quantities, and

                  (b)      the extent of installation, plant or site

NOTE: - Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

                  (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                  (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                       NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - U.S.A.

         1. This Agreement does not cover any loss or liability accruing to the Cedent as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

         2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Agreement all the original policies of the Cedent (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III of this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision*

         II. It is agreed that the policy does not apply under any liability coverage, to (injury, sickness, disease, death or destruction (bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limits of liability.

         III. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

         IV. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a)      become effective on or after 1st May, 1960, or

                  (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies or policies or combination policies of a similar nature, issued by the Cedent on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

         8. Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Agreement the original liability policies of the Cedent (new, renewal and replacement) affording the following coverages:

                  Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad), Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision*

It is agreed that the policy does not apply:

         I.       Under any Liability Coverage, to
                  (injury, sickness, disease, death or destruction (bodily injury or property damage

                  (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                  (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

         II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to
                  (immediate medical or surgical relief
                  (first aid,
                  to expenses incurred with respect to
                  (bodily injury, sickness, disease or death
                  (bodily injury
                  resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

         III.     Under any Liability Coverage, to
                  (injury, sickness, disease, death or destruction
                  (bodily injury or property damage
                  resulting from the hazardous properties of nuclear material if

                  (a) the nuclear material (I) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

                  (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed or by or on behalf of an insured; or

                  (c) (the injury, sickness, disease, death or destruction (the bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility (property damage to such nuclear facility and any property thereat.

         IV.      As used in this endorsement:
                  "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material; "source material", "special nuclear material" and "by-product material" have the meanings given to them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

                  (a)      any nuclear reactor,

                  (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

                  (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

                  (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; (with respect to injury to or destruction of property, the word "injury" or "destruction"
                   ("property damage" includes all forms of radioactive
                  contamination of property (includes all forms of radioactive contamination of property.

         V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph
                  (3) shall not be applicable to

                  (i) Garage and Automobile Policies issued by the Cedent on New York risks, or

                  (ii) Statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Board Exclusion Provision by the Governmental Authority having jurisdiction thereof.

         9. Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Cedent in Canada and that with respect of such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

                                   ----------

*Note The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                    WAR RISK EXCLUSION CLAUSE (REINSURANCE)


As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interest which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions, including the Panama Canal Zone and the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under original policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, including acts committed by agents of any government, party or faction engaged in war, hostilities or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the interests insured are situated.

                        INSOLVENCY FUND EXCLUSION CLAUSE


This Agreement excludes all liability of the Ceding Company arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Ceding Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

              POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE


Section A:

Excluding:

         (a) All business derived directly or indirectly from any Pool, Association, or Syndicate which maintains its own reinsurance facilities.

         (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insurance property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

         Industrial Risk Insurers,
         Associated Factory Mutuals Improved Risk Mutuals Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs, United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters

Section B does not apply:

         (a) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

         (b) To interests traditionally underwritten as Inland Marine or stock and/or contents written on a blanket basis.

         (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association, or Syndicate named above other than as provided for under Section B(a).

         (d)      To risks as follows:

                  Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities, (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (d) only. Where this clause attaches to Catastrophe Excesses, the following Section C is added:

Section C:

Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in:

         (1)      The following so-called "Coastal Pools":

                  Alabama Insurance Underwriting Association
                  Florida Windstorm Underwriting Association
                  Louisiana Insurance Underwriting Association
                  Mississippi Windstorm Underwriting Association
                  North Carolina Insurance Underwriting Association
                  South Carolina Windstorm and Hail Underwriting Association Texas Catastrophe Property Insurance Association

                                      AND

         (2) All "Fair Plan" and "Rural Risk Plan" business for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

                  (i) The inability of any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability.

                  (ii) Any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

                      INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                       QUOTA SHARE REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2003

            (HEREINAFTER REFERRED TO AS THE "REINSURANCE AGREEMENT")

                                    BETWEEN

                      TOWER INSURANCE COMPANY OF NEW YORK

                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                      AND

                            PXRE REINSURANCE COMPANY

            (HEREINAFTER REFERRED TO AS THE "SUBSCRIBING REINSURER")


It is hereby mutually agreed that the Subscribing Reinsurer shall have a 75% (seventy five percent) share in the interests and liabilities as set forth in the captioned Reinsurance Agreement. The share of the Subscribing Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In addition, the Subscribing Reinsurer hereby agrees to purchase the Inuring Aggregate Stop Loss, as defined in the Reinsurance Agreement, for its 75% (seventy five percent) share of the Interests and Liabilities hereon. The captioned Reinsurance Agreement is provided by the Subscribing Reinsurer hereon in conjunction with the Aggregate Stop Loss Reinsurance Agreement, effective January 1, 2003, and provided by PXRE Reinsurance (Barbados) Ltd., which is an affiliate of the Subscribing Reinsurer hereon. The captioned Reinsurance Agreement should be considered an integral part of the whole reinsurance contract between the Company and PXRE Reinsurance Group.

In Witness Whereof, the parties hereto have caused this Interests and Liabilities Agreement to be signed in triplicate by their duly authorized representatives.

Signed this 28th day January , 2002,
For and on behalf of Tower Insurance Company of New York

By:     /s/
      --------------------------------------------------------------------------

Title:  Senior Vice President
      --------------------------------------------------------------------------




Signed this 31st day of December, 2002,
For and on behalf of PXRE Reinsurance Company

By:     /s/
      --------------------------------------------------------------------------

Title:  Vice President
      --------------------------------------------------------------------------

                      INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                       QUOTA SHARE REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2003

            (HEREINAFTER REFERRED TO AS THE "REINSURANCE AGREEMENT")

                                    BETWEEN

                      TOWER INSURANCE COMPANY OF NEW YORK

                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                      AND

                         PMA CAPITAL INSURANCE COMPANY

            (HEREINAFTER REFERRED TO AS THE "SUBSCRIBING REINSURER")


It is hereby mutually agreed that the Subscribing Reinsurer shall have a 25% (twenty five percent) share in the interests and liabilities as set forth in the captioned Reinsurance Agreement. The share of the Subscribing Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In addition, the Subscribing Reinsurer hereby declines to purchase the Inuring Aggregate Stop Loss, as defined in the Reinsurance Agreement, for its 25% (twenty five percent) share of the Interests and Liabilities hereon.

In Witness Whereof, the parties hereto have caused this Interests and Liabilities Agreement to be signed in triplicate by their duly authorized representatives.

Signed this 28th day January, 2002,
For and on behalf of Tower Insurance Company of New York

By:     /s/
      --------------------------------------------------------------------------

Title:  Senior Vice President
      --------------------------------------------------------------------------

Signed this 19th day of December, 2002,
For and on behalf of PMA Capital Insurance Company

By:     /s/
      --------------------------------------------------------------------------

Title:  Director, Financial Products
      --------------------------------------------------------------------------

                                 ADDENDUM NO. 1

                                     TO THE

                                  QUOTA SHARE
                             REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2003

             (HEREINAFTER REFERRED TO AS THE "ORIGINAL AGREEMENT")

                                    BETWEEN

                      TOWER INSURANCE COMPANY OF NEW YORK

                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                      AND

           THE REINSURERS SUBSCRIBING THEIR RESPECTIVE INTERESTS AND
                         LIABILITIES AGREEMENTS THERETO

                 (HEREINAFTER REFERRED TO AS THE "REINSURERS")



WHEREAS, the Reinsurers and the Company are parties to the Original Agreement.

NOW THEREFORE, effective January 1, 2003, the parties hereto hereby agree to amend the Original Agreement as follows:

         1) ARTICLE 6, COVERAGE, RETENTION, PER RISK-PER LOSS OCCURRENCE LIMITS AND AGGREGATE LIMIT - Sections A, B and D shall be deleted in their entirety and replaced with the following revised Sections A, B and D:

                  "A. Coverage - The Reinsurers shall indemnify the Company for 70% (seventy percent) of the net retained liability of all Ultimate Net Loss and Loss Adjustment Expenses billed by Towers Claim Service for the Term of this Agreement, subject to the Retention, Per Risk - Per Loss Occurrence Limits and the Aggregate Limit hereon. The Reinsurers shall only be obligated to indemnify the Company for underlying policies where the Reinsurers have been paid respective premiums for such underlying policies by the Company.

                           Notwithstanding the above, the Reinsurers shall only indemnify the Company for 70% (seventy percent) Ultimate Net Loss in respect of the layer 18.48% (eighteen point four eight percent) excess 69.02% (sixty nine point zero two percent) Ultimate Net Loss Ratio in the event the Inuring Aggregate Stop Loss reinsurance is uncollectible or is not purchased.

                  B. Retention - The Company shall retain net and unreinsured 30% (thirty percent) of all Ultimate Net Loss in respect of the first 92.0% (ninety two point zero percent) of Ultimate Net Loss Ratio and 100% (one hundred percent) of Ultimate Net Loss in excess of the first 92.0% (ninety two point zero percent) of Ultimate Net Loss Ratio.

                  D. Aggregate Limit - The Reinsurers' maximum overall aggregate Ultimate Net Loss and Loss Adjustment Expense liability under this Agreement shall be 92.0% (ninety two point zero percent) of ultimate Reinsurance Premium earned by the Reinsurers if the Inuring Aggregate Stop Loss reinsurance is not purchased or is purchased and is uncollectible. If the Inuring Aggregate Stop Loss reinsurance is purchased and is collectible, then the Reinsurers' maximum overall aggregate Ultimate Net Loss and Loss Adjustment Expense liability under this Agreement shall be 73.52% (seventy three point five two percent) of ultimate Reinsurance Premium earned by the Reinsurers."

         2) ARTICLE 9, REINSURANCE PREMIUM AND REINSURERS' MARGIN - Section A, Paragraphs 1 and 3 and Section B, Paragraph 1 shall be deleted in their entirety and replaced with the following revised Section A, Paragraphs 1 and 3 and Section B, Paragraph 1, respectively:

                  "A. Reinsurance Premium - The Company shall pay to the Reinsurers 70% (seventy percent) of the Net Written Premium for the Term of this Agreement (the "Reinsurance Premium") less all reinsurance premiums paid in respect of the Inuring Aggregate Stop Loss reinsurance. The Company shall determine Net Written Premium on a monthly basis, and payments shall be made in accordance with Article 13, Accounts, Remittances and Settlements.

                           The maximum overall Net Written Premium for this Agreement shall be $143,000,000 (one hundred forty three million dollars). The maximum overall ceded Net Written Premium shall be $100,100,000 (one hundred million, one hundred thousand dollars).

                  B. Reinsurers' Margin - Reinsurers' Margin shall equal 8.065% (eight point zero six five percent) of ultimate Reinsurance Premium. Notwithstanding the above, the Reinsurers' Margin shall be subject to a minimum of $7,240,000 (seven million, two hundred forty thousand dollars)."

         3) ARTICLE 11, PROFIT ACCOUNT - Section B. 3. shall be deleted in its entirety and replaced with the following revised Section
                  B. 3.:

                  "3. Ceding Commission, prior to the reduction of Ceding Commission as detailed in the last paragraph of
                           Article 10, when paid by the Reinsurers; less"

         4) ARTICLE 13, ACCOUNTS, REMITTANCES AND LOSS SETTLEMENTS - Sections B and C shall be deleted in their entirety and replaced with the following revised Sections B and C:

                  "B. In accordance with Article 9, the Company shall pay to the Reinsurers, or the Reinsurers shall pay to the Company, as applicable, the balance of the monthly account. Such monthly accounts shall equal 70% (seventy percent) of Net Written Premiums collected for new and renewal business for the month less applicable Ceding Commission due for the month, less all reinsurance premiums paid by the Company in respect of the Inuring Aggregate Stop Loss reinsurance, less 70% (seventy percent) of Ultimate Net Loss and Loss Adjustment Expenses paid for the month less 70% (seventy percent) of Salvage Recovered for the month. Such remittances shall be paid from the debtor party to the creditor party within 60 (sixty) days in arrears from the month end.

                  C. In the event that the Company becomes liable to pay more than $100,000 (one hundred thousand dollars) for any one loss, then the Company may request a special remittance from the Reinsurers for the Reinsurers' 70% (seventy percent) quota share percent of such loss. The Reinsurers shall have the right to offset any balance due it by the Company in respect of such special remittance. Such special remittance shall be credited to the monthly account such paid loss pertains to."

All other terms and conditions of the Original Agreement remain unchanged.

In Witness Whereof, the parties hereto have caused this Addendum No. l to be executed by their duly authorized representatives.

Signed for and on behalf of Tower Insurance Company of New York:

By:     /s/ Marina Contiero
      --------------------------------------------------------------


Title:  Vice President
      --------------------------------------------------------------

Signed for and on behalf of PXRE Reinsurance Company for its respective 75% (seventy five percent) share of the interests and liabilities of the Original Agreement

By:     /s/ Jeffrey Radke
      --------------------------------------------------------------


Title:  President & CEO
      --------------------------------------------------------------

Signed for and on behalf of PMA Capital Insurance Company for its respective 25% (twenty five percent) share of the interests and liabilities of the Original Agreement

By:     /s/ Arthur R. Poupard
      --------------------------------------------------------------


Title:  Director, Financial Products
      --------------------------------------------------------------

                                 ADDENDUM NO. 2

                                     TO THE

                                  QUOTA SHARE
                             REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2003

             (HEREINAFTER REFERRED TO AS THE "ORIGINAL AGREEMENT")

                                    BETWEEN

                      TOWER INSURANCE COMPANY OF NEW YORK

                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                      AND

           THE REINSURERS SUBSCRIBING THEIR RESPECTIVE INTERESTS AND
                         LIABILITIES AGREEMENTS THERETO

                 (HEREINAFTER REFERRED TO AS THE "REINSURERS")


WHEREAS, the Reinsurers and the Company are parties to the Original Agreement.

NOW THEREFORE, effective July 1, 2003, the parties hereto hereby agree to amend the Original Agreement as follows:

         1) ARTICLE 3, TERM - Section A, paragraph l, sentence 2 shall be deleted in its entirety and replaced with the following revised Section A, paragraph 1, sentence 2:

                  "A. This Agreement may be terminated at any annual anniversary by either party giving notice to the other party with 60 (sixty) days prior written notice, via certified mail; however, if the Company's policyholders surplus falls below $8,000,000 (eight million dollars), then the Reinsurers shall have the right to terminate this Agreement upon 10 (ten) days prior written notice."

All other terms and conditions of the Original Agreement remain unchanged.

Signed for and on behalf of PMA Capital Insurance Company for its respective 25% (twenty five percent) share of the interests and liabilities of the Original Agreement

By:     /s/ Arthur A. Poupard
      --------------------------------------------------------------


Title:  Director, Financial Products
      --------------------------------------------------------------

Signed for and on behalf of PXRE Reinsurance Company for its respective 75% (seventy five percent) share of the interests and liabilities of the Original Agreement

By:     /s/
      --------------------------------------------------------------


Title:  CEO
      --------------------------------------------------------------

In Witness Whereof, the parties hereto have caused this Addendum No. 2 to be executed by their duly authorized representatives.

Signed for and on behalf of Tower Insurance Company of New York:

By:     /s/ Marina Contiero
      --------------------------------------------------------------

Title:  Vice President
      --------------------------------------------------------------